EXHIBIT 99.1

Bain Capital Partners With Management to Acquire China Fire for $9.00 a Share

BEIJING, May 20, 2011 (GLOBE NEWSWIRE) -- China Fire & Security Group, Inc. (Nasdaq:CFSG) ("China Fire" or the "Company"), a leading total solution provider of industrial fire protection systems in China, today announced that it has entered into a definitive merger agreement with Amber Parent Limited ("Parent"), an affiliate of funds managed by Bain Capital Partners, LLC ("Bain Capital"), and Amber Mergerco, Inc., a wholly-owned subsidiary of Parent ("Merger Sub").

Under the terms of the merger agreement, each share of the Company's common stock issued and outstanding immediately prior to the effective time of the merger will be cancelled in exchange for the right to receive $9.00 in cash, except for (i) shares beneficially owned by the Company, any subsidiary of the Company, Parent or Merger Sub, including shares to be contributed to Parent or Merger Sub by certain special purpose companies (the "Rollover Investors") related to Mr. Weigang Li, the Chairman of the Board, Mr. Brian Lin, the Chief Executive Officer of the Company, and Mr. Weishe Zhang, the Vice President of Strategic Planning of the Company, which will be cancelled without receiving any consideration and (ii) shares held by stockholders who have properly exercised and perfected appraisal rights. The offer represents a total consideration of approximately $265.5 million (taking into account the contribution to be made by the Rollover Investors), a 44% premium over the Company's closing price on March 4, 2011 (which represents the "undisturbed" share price prior to the Company's announcement regarding receipt of a "going private" proposal) and a 38% premium over the Company's 90-trading day volume weighted average price calculated as of May 19, 2011.

The Company's Board of Directors, acting upon the unanimous recommendation of the Special Committee formed by the Board of Directors, approved the merger agreement and resolved to recommend that the Company's shareholders vote to adopt the merger agreement. The Special Committee, which comprises solely directors unrelated to any of Parent, Merger Sub, Bain Capital or any of the management members of the Company, negotiated the terms of the merger agreement with the assistance of its financial and legal advisors.

The merger, which is currently expected to close before November 15, 2011, is subject to the adoption of the merger agreement by an affirmative vote of holders of at least 75% of the Company's outstanding shares of common stock and an affirmative vote of holders of more than 50% of the Company's outstanding shares of common stock held by the disinterested shareholders of the Company, as well as certain other customary closing conditions. Mr. Weigang Li and certain other members of management, who collectively own a total of 16,789,100 shares of common stock and 127,500 shares of restricted common stock, representing 59.14% of the total voting power of the Company,  have agreed to vote to adopt the merger agreement.

Merger Sub has entered into debt commitment letters pursuant to which Bank of America, N.A., Citibank, N.A. and The Hongkong and Shanghai Banking Corporation Limited as underwriters have agreed to provide (themselves or through their affiliates) financing for the transaction, subject to certain conditions.

The Company will schedule a meeting of its shareholders for the purpose of voting on the adoption of the merger agreement. If completed, the merger will, under Florida law, result in the Company becoming a privately-held company and its shares would no longer be listed on the Nasdaq Capital Market.

Barclays Capital is serving as the exclusive financial advisor to the Special Committee. Shearman & Sterling LLP is serving as U.S. legal advisor to the Special Committee and Bilzin Sumberg Baena Price & Axelrod LLP is serving as Florida legal advisor to the Special Committee. Bank of America Merrill Lynch, The Hongkong and Shanghai Banking Corporation Limited and Citigroup Global Markets Asia Limited are serving (themselves or through their affiliates) as financial advisors to Bain Capital as well as underwriters, bookrunners and mandated lead arrangers of the debt facilities. Kirkland & Ellis International LLP is serving as U.S. and U.K. legal advisor to Bain Capital. Davis Polk & Wardwell LLP is serving as U.S. legal advisor to Barclays Capital. Allen & Overy is serving as U.S. and U.K. legal advisor to the underwriters, bookrunners and mandated lead arrangers. DLA Piper and Han Kun Law Offices are serving as international and PRC counsel to Mr. Weigang Li.

About Bain Capital

Bain Capital, LLC (www.baincapital.com) is a global private investment firm that manages several pools of capital, including private equity, venture capital, public equity, credit products and absolute return, with approximately $65 billion in assets under management. Since its inception in 1984, the firm has made private equity investments and add-on acquisitions in more than 300 companies worldwide. Bain Capital has a distinctly people-intensive, value-added approach to investing, with a strong emphasis on supporting management teams to drive strategic and operating improvements. Bain Capital Asia, the firm's Asian private equity affiliate, has been investing with the same philosophy since 2007. Bain Capital private equity investments in Asia have included such leading businesses as ASIMCO, Bellsystem24, Denon & Marantz, Domino's Japan, Feixiang, GA Pack, GOME, Hero Investments and Lilliput. Bain Capital has offices in Boston, Hong Kong, Shanghai, Tokyo, Mumbai, London, Munich, Chicago, and New York.

About China Fire

China Fire & Security Group, Inc. is a leading total solution provider of industrial fire protection systems in China. Leveraging on its proprietary technologies, China Fire is engaged primarily in the design, manufacturing, sales and maintenance services of a broad product portfolio including detectors, controllers, and fire extinguishers. The Company owns a comprehensive portfolio of patents covering fire detection, system control and fire extinguishing technologies, and via its nationwide direct sales force, has built a solid client base including major companies in iron and steel, power, petrochemical and transportation industries throughout China. For more information about the Company, please go to http://www.chinafiresecurity.com.

Cautionary Statement Regarding Forward Looking Information

This press release contains forward-looking statements relating to the potential acquisition of the Company by an affiliate of funds managed by Bain Capital Partners, LLC, including the expected date of closing of the acquisition and the potential benefits of the merger. These are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. The actual results of the acquisition could vary materially as a result of a number of factors, including: uncertainties as to how many of the Company's stockholders will tender their stock in the offer; the possibility that competing offers will be made; and the possibility that various closing conditions for the transaction may not be satisfied or waived. These forward-looking statements reflect the Company's expectations as of the date of this press release. The Company does not undertake any obligation to update any forward-looking statement, except as required under applicable law.

Additional Information and Where to Find It

In connection with the proposed transaction, China Fire will file a proxy statement with the Securities and Exchange Commission. China Fire and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Certain information regarding the interests of such directors and executive officers is included in the China Fire's proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and information concerning all of the China Fire participants in the solicitation will be included in the proxy statement relating to the proposed merger when it becomes available. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by China Fire at the Securities and Exchange Commission's website at www.sec.gov. The proxy statement and other relevant documents may also be obtained for free from China Fire by directing such request to Bin Gu, telephone: +86-10-8441-7400.

CONTACT: For China Fire & Security Group, Inc.
         Vanessa Koo, Managing Director of Barclays Capital
         (Exclusive Financial Advisor to the Special Committee)
         Tel: +852-2903-2885
         Email: vanessa.koo@barcap.com

         Samuel Yue, Director of Barclays Capital
         (Exclusive Financial Advisor to the Special Committee)
         Tel: +852-2903-2886
         Email: samuel.yue@barcap.com

         For Bain Capital
         Tong Zhao, Partner, Brunswick Group
         Tel: +852 9011 8258
         Email: tzhao@brunswickgroup.com